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                                                                     Exhibit 5.1



                               February 12, 1997



Seagate Technology, Inc.
920 Disc Drive
Scotts Valley, California 95066

     Re:  Seagate Technology, Inc.
     Registration Statement on Form S-3
     ----------------------------------

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement"), filed or to be filed by Seagate Technology, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of the Company's debt securities (the "Debt Securities"), with an aggregate initial public offering price of up to $750,000,000 or the equivalent thereof in one of more foreign currencies or composite currencies, including European Currency Units. The Debt Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the "Prospectus") and the supplements to the Prospectus (the "Prospectus Supplements"). The Debt Securities are to be issued pursuant to an Indenture, which has been filed as an exhibit to the Registration Statement (the "Indenture") to be entered into between the Company and First Trust of California, N.A., as Trustee (the "Trustee"). The Debt Securities are to be sold pursuant to an Underwriting Agreement (the "Underwriting Agreement"), in substantially the form filed as an exhibit to the Registration Statement.
The Debt Securities are to be issued in the form set forth in Section 202 of the Indenture filed as an exhibit to the Registration Statement.

     We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies and (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.
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Seagate Technology, Inc.
February 12, 1997
Page 2



     Based on such examination, we are of the opinion that when the issuance of Debt Securities has been duly authorized by appropriate corporate action and the Debt Securities, in the form set forth in Section 202 of the Indenture filed as an exhibit to the Registration Statement, have been duly completed, executed, authenticated and delivered in accordance with the Indenture and sold pursuant to the Underwriting Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Debt Securities will be legal, valid and binding obligations of the Company, entitled to the benefits of such Indenture.

     Our opinion that any document is legal, valid and binding is qualified as to:

     (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally; and

     (b) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                             Very truly yours,

                             WILSON SONSINI GOODRICH & ROSATI
                             Professional Corporation

                             /s/ WILSON SONSINI GOODRICH & ROSATI, P.C.